UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2017

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20574	51-0340466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26901 Malibu Hills Road Calabasas Hills, California 91301

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code (818) 871-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

In a press release dated August 2, 2017, a copy of which is attached as Exhibit 99.1 to this report, The Cheesecake Factory Incorporated (the “Company”) reported financial results for the second quarter of fiscal 2017, which ended on July 4, 2017. Total revenues were $569.9 million in the second quarter of fiscal 2017 as compared to $558.9 million in the second quarter of fiscal 2016. Net income and diluted net income per share were $38.2 million and $0.78, respectively, in the second quarter of fiscal 2017. The Company recorded a pre-tax, non-cash charge of $0.4 million during the second quarter of fiscal 2017 related to the relocation of one The Cheesecake Factory restaurant and the lease expiration of one The Cheesecake Factory restaurant. Excluding this item, net income and diluted net income per share were $38.4 million and $0.78, respectively.

Comparable restaurant sales at The Cheesecake Factory restaurants declined 0.5% in the second quarter of fiscal 2017, as previously announced.

ITEM 8.01         OTHER EVENTS.

On July 27, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.29 per share on the Company’s common stock. The dividend is payable on August 29, 2017 to stockholders of record at the close of business on August 16, 2017. Future dividends, if any, will be subject to approval of the Board of Directors.

During the second quarter of fiscal 2017, the Company repurchased approximately 0.4 million shares of its common stock at a cost of $21.3 million. The Company continues to expect that it will return substantially all of its free cash flow to stockholders in fiscal 2017 in the form of dividends and share repurchases.

The Company posted an Investor Presentation on the Company’s Investor Relations website at investors.thecheesecakefactory.com.  A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits

99.1     Press release dated August 2, 2017 entitled, “The Cheesecake Factory Reports Results for Second Quarter of Fiscal 2017”

99.2     Investor Presentation August 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2017	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated August 2, 2017 entitled, “The Cheesecake Factory Reports Results for Second Quarter of Fiscal 2017”

99.2	Investor Presentation August 2017